 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

United Development Funding Income Fund V

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-194162 (1933 Act)	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Distributions

On September 29, 2015, the board of trustees of United Development Funding Income Fund V (the “Company”) authorized distributions to its shareholders of record as of the close of business on each day of the period commencing on October 1, 2015 and ending December 31, 2015. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0040274 per common share of beneficial interest, which is equal to an annualized distribution rate of 7.35%, assuming a purchase price of $20.00 per share. These distributions will be aggregated and paid monthly in arrears either in cash or in the Company’s common shares of beneficial interest for shareholders participating in the Company’s Distribution Reinvestment Plan. Therefore, the distributions declared for each record date in the October 2015, November 2015 and December 2015 periods will be paid in November 2015, December 2015 and January 2016, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: October 1, 2015	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer